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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Psychiatric Solutions, Inc. for the registration of 4,932,932 shares of common stock and to the incorporation by reference therein of our reports dated (i) March 7, 2003, with respect to the consolidated financial statements of Psychiatric Solutions, Inc. included in Psychiatric Solutions, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2002; and (ii) May 2, 2003, with respect to the combined financial statements of The Brown Schools of Virginia, Inc., Cedar Springs Behavioral Health System, Inc., Healthcare San Antonio, Inc., The Brown Schools of San Marcos, Inc., and The Oaks Psychiatric Hospital, Inc. for each of the years in the three-year period ended December 31, 2002 included in Psychiatric Solutions, Inc.'s Registration Statement (Form S-2), filed November 3, 2002;
(iii) June 4, 2002, with respect to the financial statements of Holly Hill/Charter Behavioral Health System, L.L.C. for each of the years in the two-year period ended September 30, 2001 and (iv) May 31, 2002, with respect to the combined financial statements of Cypress Creek Hospital, Inc., West Oaks Hospital, Inc., and Healthcare Rehabilitation of Austin, Inc. for each of the years in the three year period ended December 31, 2000 both included in Psychiatric Solutions, Inc.'s Registration Statement (Amendment No. 1 to Form S-4), filed on July 11, 2002; and (v) June 21, 2002, with respect to the consolidated financial statements and schedule of PMR Corporation included in PMR Corporation's Annual Report (Form 10-K) for the year ended April 30, 2002, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

December 29, 2003
Nashville, Tennessee